                                                                    EXHIBIT 4.10

           [FORM OF CERTIFICATE FOR COLLATERAL TRUST BOND, DUE 2005]


                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



Certificate No.:     1                              CUSIP No.:  637432BH7

PRINCIPAL AMOUNT: $__________

MATURITY DATE: October 1, 2005                          CERTIFICATE
                                                        INTEREST RATE: 6.65%

ISSUE DATE:  October __, 1995                       FRACTIONAL SHARE: 100%


                     7.20% COLLATERAL TRUST BOND, DUE 2005

                 National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $__________ dollars on October 1, 2005, and to pay interest thereon as set forth below, until the principal hereof is paid or made available for payment. Interest for the Bonds is payable on the 1st day of April and October (each, an "Interest Payment Date"), in each year, commencing April 1, 1996, for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day next preceding the Interest Payment Date (an "Interest Period"), with the exception that the first Interest Period shall commence on and include October 6, 1995 and end on and include March 31, 1996. Interest will be paid to registered holders of Bonds at the close of business on the first day of the month (the "Regular Record Date") preceding the Interest Payment Date.

                 The Bonds will bear interest at an interest rate per annum of 6.65%. Interest on the Bonds will be calculated on the basis of twelve 30-day months.

                 Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date, and may be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Bondholders not less than 10 days prior to such Special Record Date, all as more duly provided in such Indenture. Payment of the principal of and interest on this Bond will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                 Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by or on behalf of First Bank National Association, the Trustee under such Indenture, or its successor thereunder, by manual signature, this Bond shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                            NATIONAL RURAL UTILITIES
                                            COOPERATIVE FINANCE CORPORATION
Dated:  October __, 1995


                                            By:
                                                -----------------------------
(Seal)                                          Steven L. Lilly
                                                Chief Financial Officer


Attest:

By:
     -------------------------------
     John Jay List
     Assistant Secretary-Treasurer


Trustee's Certificate of
------------------------
Authentication
--------------
This is one of the Bonds,
of the series designated therein,
described in the within-mentioned Indenture.

By:  FIRST BANK NATIONAL ASSOCIATION,
     Trustee


By:
     --------------------------------------
                 Authorized Officer

              [FORM OF REVERSE OF COLLATERAL TRUST BOND, DUE 2005]

                 This Bond is one of an authorized issue of Bonds of the Company known as its "Collateral Trust Bonds", issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking or other fund may afford additional special security for the Bonds of any particular series) by, an Indenture dated as of February 15, 1994 (as amended, supplemented and modified and in effect from time to time, the "Indenture"), executed by the Company to First Bank National Association, as Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a description of the nature and extent of the securities and other property assigned, pledged, transferred and mortgaged thereunder, the rights of the Holders of said Bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said Bonds are and are to be authenticated and delivered.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Bonds under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, as defined in the Indenture. The Indenture also permits, with certain exceptions as therein provided, the amendment of the terms of Mortgage Notes pledged under the

Indenture, and Mortgages and Loan Agreements pursuant to which they were issued, at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds at the time Outstanding, on behalf of the Holders of all Bonds, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond.

                 As provided in the Indenture, said Bonds are issuable in series which may vary as in said Indenture provided or permitted. This Bond is one of a series entitled 6.65% Collateral Trust Bonds, Due 2005.

                 The Bonds of this series are not subject to redemption prior to maturity.

                 If an Event of Default, as defined in the Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in the Indenture.

                 This Bond is transferable by the registered owner hereof in person or by attorney authorized in writing, at the office or agency of the Company referred to on the face hereof and at such other offices or agencies as may be maintained for such purpose, upon surrender of this Bond, and upon any such transfer a new Bond of the same series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

                 The Bonds of this series are issuable only as registered Bonds without coupons in denominations of $1,000 and any integral multiple thereof. As provided in, and subject to the provisions of, the Indenture, Bonds of this series are exchangeable for other Bonds of this series of a different authorized denomination or denominations, as requested by the Holder surrendering the same.

                 No service charge will be made for any such transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment for transfer at any office or agency of the Company designated for such purpose, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.

                                   ASSIGNMENT

                 For value received the undersigned sells, assigns and transfers unto (name, address including zip code and taxpayer I.D. or Social Security number of assignee) _______________________________________________
____________________________________________________________________________
____________________________________________________________________________
the within Certificate and does hereby irrevocably constitute and appoint
____________________________________________________________________________
attorney to transfer the said Certificate on the books kept for registration thereof with full power of substitution on the premises.

Dated:  ________________________

                                                  ______________________________
                                                  Signature by or on behalf of
                                                  assignor